Exhibit 99.1

FOR IMMEDIATE RELEASE

MF Global Reports Strong Fiscal 2008 Third Quarter Results

Net Revenues Increase 29 Percent Year-over-Year to $418 Million

Additional Disclosure Provided on Interest Income and Rate per Contract

NEW YORK, February 1, 2008 – MF Global Ltd. (NYSE: MF), the world’s leading broker of exchange-listed futures and options, today reported financial results for the third fiscal quarter 2008 ended December 31, 2007.

Fiscal Third Quarter 2008 Highlights:

•	Net revenue grew 29 percent to $418.4 million;

•	GAAP net income was $31.2 million, or $0.26 per basic and diluted share;

•	Adjusted net income increased 62 percent to $46.7 million, or $0.37 per adjusted diluted share;[1]

•	Total exchange-traded futures and options volumes grew 47 percent year-over-year to 495.8 million contracts;

•	Cleared commissions increased 21 percent year-over-year to $372.5 million, execution-only commissions increased 22 percent year-over-year to $108.4 million

•	Cleared commissions rate per contract increased seven percent sequentially from the prior quarter; execution rate per contract was flat sequentially from the prior quarter.

Fiscal Third Quarter and 2008 Year-to-Date Performance

Revenues, net of interest and transaction-based expenses (net revenues), were $418.4 million in the third quarter, up 29 percent from $323.3 million for the same period last year. Net revenue for the nine months ended December 31, 2007, was $1.2 billion, up 23 percent from $1.0 billion for the same period last year.

GAAP net income was $31.2 million, or $0.26 per basic and diluted share, in the third quarter and $13.5 million, or $0.12 per basic and diluted share, for the nine months ended December 31, 2007.

[1]	Adjusted items are non-GAAP measures. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

MF Global Ltd. Clarendon House 2 Church Street Hamilton HM 11, Bermuda Tel 441-296-1274

Third quarter adjusted net income was up 62 percent to $46.7 million, or $0.37 per adjusted diluted share.2 Adjusted net income for the nine months was up 45 percent to $150.8 million, or $1.19 per adjusted diluted share.

“Our strong financial results reflect the successful implementation of our business strategy as well as favorable secular trends driving volumes in the markets in which we operate,” said Kevin Davis, chief executive officer, MF Global. “Global market volatility caused by economic and financial uncertainty continues to benefit MF Global across all of our asset classes including interest rates, equities, commodities, fixed income and foreign exchange. We experienced a strong January and expect to continue to produce significant growth in our business this year.”

Total third-quarter volume was up 47 percent year-over-year to 495.8 million contracts. Execution-only volume was up 38 percent to 134.6 million contracts, and cleared volume was up 50 percent to 361.2 million contracts. For the nine-month period, volumes were 1.5 billion contracts, up 41 percent versus the first nine months of fiscal 2007.

In the third quarter, GAAP pre-tax income was $53.7 million. Adjusted pre-tax income was $75.9 million an increase of 61 percent from the prior year period. GAAP pre-tax income for the nine months was $113.0 million. Adjusted pre-tax income for the nine months was up 41 percent to $227.2 million.

Mr. Davis continued, “Our results further illustrate the advantage of our balanced model. The diversity of our business across products, customers, markets and geographies provides unique stability to our operating performance. Additionally, the growth of our OTC franchises and our continued expansion in Asia has helped to deliver outstanding performance in the first nine months of the year.”

For the fiscal third quarter 2008, execution-only commissions were $108.4 million, up 22 percent year-over-year and cleared commissions were $372.5 million, up 21 percent year-over-year.

Net interest income grew 58% year-over-year to $173.8 million for the third fiscal quarter. There are two main components which make up interest income: 1) $51.1 million in interest generated from principal transactions, equity swaps and related financing transactions; 2) $122.7 million in interest generated from our client funds and interest on excess cash. Please see attached table for comparison periods.

Principal transactions for the fiscal third quarter were $45.6 million, down approximately 2 percent year-over-year. Including interest income from related financing transactions, aggregate revenues from principal transactions increased 20% year-over-year.

On an adjusted basis, employee compensation and benefits was $228.9 million or 54.7 percent of net revenues for the third fiscal quarter 2008, compared to 60.4 percent in the prior year period. Adjusted non-compensation expense was $92.6 million for the third fiscal quarter 2008, or 22.1 percent of net revenues, level with the prior year period.

For the third fiscal quarter 2008, the company’s effective tax rate on ordinary operations was approximately 35 percent.

[2]	Adjusted items are non-GAAP measures. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

As of December 31, 2007, MF Global had $19.5 billion in client funds, up 23 percent from $15.8 billion at year end.

MF Global had $1.9 billion in cash and cash equivalents as of December 31, 2007.

Additional Disclosure on Rate per Contract

MF Global also announced that it will disclose, on a quarterly basis, additional information on yields, or rate per contract, in exchange-traded derivatives.

		Q1’FY08	Q2’FY08	Q3’FY08	% Change
					Q2 v Q1	Q3 v Q2
Execution(1)		$0.66	$0.70	$0.70	7%	0%

Clearing(1)	Total	$0.43	$0.38	$0.41	(11)%	7%
	Non-Professional Trader				(7)%	8%

(1)	Excludes transaction fees and volumes unrelated to exchange-traded derivative activities.

In the third quarter, the rate per contract in the company’s non-professional trader customer segment, increased eight percent sequentially. In cleared commissions, the rate per contract was $0.41 up seven percent or $0.03 sequentially from the second quarter. Rate per contract in execution only commissions was flat sequentially from the second quarter at $0.70

Mr. Davis concluded, “Whilst we believe that yield may periodically shift depending on mix, we are very comfortable with the pricing trends of our business. As we expand our presence in high growth regions, increase our leadership in retail, and uphold our track record as the industry’s leading consolidator, we will continue to create long-term shareholder value.”

Conference Call Information

MF Global will hold a conference call to discuss the quarter’s results today at 10:00 a.m. EST. The call is open to the public.

Dial-in Information

U.S. Domestic: 866-578-5747

International: 617-213-8054

Passcode: 94774458

Listeners to the call should dial in approximately 10 minutes prior to the start of the call. A live audio webcast of the presentation will be available on the investor relations section of the MF Global Web site and will be available for replay shortly after the event.

About MF Global Ltd.

MF Global Ltd., formerly Man Financial, is the leading broker of exchange-listed futures and options in the world. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market.

MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base of more than 130,000 active accounts ranges from financial institutions, industrial groups, hedge funds and other asset managers to professional traders and private/retail clients.

MF Global operates in 12 countries on more than 70 exchanges, providing access to the largest and fastest growing financial markets in the world. It is the leader by volume on many of these markets and on a single day averages eight million contracts, more than most of the world’s largest derivatives exchanges.

MF Global Ltd. is rated A3/BBB+/BBB+ by Moody’s, S&P and Fitch, respectively.

For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

(Tables Follow)

Investor and Media Contact:

Jeremy Skule      +1.212.319.1253 jskule@mfglobal.com

Investor Contact:

Lisa Kampf         +1.212.589.6592 lkampf@mfglobal.com

Media Contact:

Diana DeSocio   +1.212.589.6282 ddesocio@mfglobal.com

# # #

Non-GAAP Financial Measures

In addition to our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, (2) non-GAAP adjusted pre-tax income, (3) non-GAAP adjusted net income per adjusted diluted common shares, (4) non-GAAP adjusted employee compensation and benefits, and (5) non-GAAP adjusted non-compensation expenses. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Gains on exchange memberships

•	IPO-related costs

•	Tax resulting from reorganization and separation

•	Settlement and curtailment of U.S. pension plan

•	Legal settlements

•	Loss on extinguishment of debt

•	Stock compensation charge relate to vesting of predecessor Man Group plc awards

•	Stock compensation related to IPO awards

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

MF Global

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended December 31,		Nine months ended December 31,
	2007	2006	2007	2006
Revenues
Execution only commissions	$108,378	$89,119	$354,875	$281,351
Cleared commissions	372,549	307,935	1,089,043	920,760
Principal transactions	45,574	46,695	258,119	238,229
Interest income	786,554	847,876	3,037,144	2,319,244
Other	12,275	6,472	41,037	21,719

Total revenues	1,325,330	1,298,097	4,780,218	3,781,303

Interest and transaction-based expenses:
Interest expense	612,776	737,815	2,660,382	2,093,071
Execution and clearing fees	225,362	165,997	679,583	497,944
Sales commissions	68,754	70,980	211,908	188,131

Total interest and transaction-based expenses	906,892	974,792	3,551,873	2,779,146

Revenues, net of interest and transaction-based expenses	418,438	323,305	1,228,345	1,002,157

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	228,948	207,291	696,365	622,479
Employee compensation related to non-recurring IPO awards	18,853	—	33,871	—
Communications and technology	32,302	26,610	87,361	75,284
Occupancy and equipment costs	8,971	5,629	26,282	22,745
Depreciation and amortization	13,600	10,432	39,036	32,265
Professional fees	16,167	12,203	48,140	30,376
General and other	21,529	14,854	66,373	56,980
PAAF legal settlement	7,814	—	76,814	—
IPO-related costs	4,421	6,392	51,662	13,839
Refco integration costs	361	2,529	2,430	18,324

Total other expenses	352,966	285,940	1,128,334	872,292

Gains on exchange seats and shares	9,234	61,922	83,481	76,016
Loss on extinguishment of debt	—	—	18,268	—
Interest on borrowings	21,054	11,136	52,194	33,049

Income before provision for income taxes	53,652	88,151	113,030	172,832
Provision for income taxes	19,790	31,468	93,554	60,012
Minority interests in income of combined companies (net of tax)	2,017	589	4,230	1,357
Equity in earnings of unconsolidated companies (net of tax)	(627)	(662)	(1,723)	474

Net income	$31,218	$55,432	$13,523	$111,937

Earnings per share:
Basic	$0.26	$0.53	$0.12	$1.08
Diluted	$0.26	$0.53	$0.12	$1.08
Weighted average number of common shares outstanding:
Basic	119,671,881	103,726,453	113,367,329	103,726,453
Diluted	119,692,982	103,726,453	113,372,894	103,726,453

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2007	March 31, 2007
Assets
Cash and cash equivalents	$1,940,137	$1,733,098
Cash segregated under Federal and other regulations	5,946,984	4,373,496
Securities purchased under agreements to resell	30,007,328	19,056,287
Securities borrowed	3,779,699	4,843,281
Securities received as collateral	419,493	555,229
Securities owned, at fair value	14,234,609	13,598,979
Receivables:
Brokers, dealers and clearing organizations	8,658,730	6,185,144
Customers	1,521,691	801,643
Affiliates	8,064	12,004
Other	48,471	41,741
Memberships in exchanges, at cost	9,081	17,514
Furniture, equipment and leasehold improvements, net	53,636	45,756
Goodwill	60,778	35,767
Intangible assets, net	202,995	202,291
Other assets	476,906	168,042

TOTAL ASSETS	67,368,602	51,670,272

Liabilities and Shareholders’ Equity/ Equity
Short-term borrowings, including current portion of long-term borrowings	1,873,672	82,005
Securities sold under agreements to repurchase	22,461,472	16,874,222
Securities loaned	8,235,669	10,107,681
Obligation to return securities borrowed	419,493	555,229
Securities sold, not yet purchased, at fair value	8,396,939	3,378,462
Payables:
Brokers, dealers and clearing organizations	4,697,577	2,561,509
Customers	19,498,541	15,756,035
Affiliates	56,842	869,897
Accrued expenses and other liabilities	423,880	345,868
Long-term borrowings	—	594,622

TOTAL LIABILITIES	66,064,085	51,125,530

Commitments and contingencies
Minority interests in consolidated subsidiaries	11,006	6,973

SHAREHOLDERS’ EQUITY/ EQUITY
Preference shares, $1.00 par value per share; 200,000,000 shares authorized, no shares issued and outstanding	—
Common shares, $1.00 par value per share; 1,000,000,000 shares	—
authorized, 119,632,432 shares issued and outstanding	119,632
Additional paid-in capital	1,245,975
Accumulated other comprehensive income (net of tax)	(12,724)
Accumulated deficit	(59,372)

TOTAL SHAREHOLDERS’ EQUITY/ EQUITY	1,293,511	537,769

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/ EQUITY	$67,368,602	$51,670,272

GAAP Reconciliation

The table below reconciles pre-tax income to adjusted pre-tax income for the periods presented:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Income before taxes (unadjusted)	$53.7	$88.2	$113.0	$172.8
Add: Refco integration costs	0.4	2.5	2.4	18.3
Less: Exchange membership gains	(9.2)	(61.9)	(83.5)	(76.0)
Add: IPO-related costs	4.4	6.4	51.7	13.8
Add: Settlement and curtailment of U.S. pension plan	—	12.1	—	26.2
Add: Legal settlements	7.8	—	76.8	5.6
Add: Loss on extinguishment of debt	—	—	18.3	—
Add: Stock compensation charge on vesting of predecessor awards	—	—	14.6	—
Add: Stock compensation charge on IPO awards	18.9	—	33.9	—

Adjusted pre-tax income	$75.9	$47.3	$227.2	$160.7

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Net income/(loss) (unadjusted)	$31.2	$55.4	$13.5	$111.9
Add: Refco integration costs	0.2	1.6	1.6	11.9
Less: Exchange membership gains	(5.4)	(40.2)	(48.5)	(49.4)
Add: IPO-related costs	2.9	4.2	37.1	9.0
Add: Tax from Reorganization and Separation	—	—	59.5	—
Add: Settlement and curtailment of U.S. pension plan	—	7.9	—	17.0
Add: Legal settlements	5.5	—	45.5	3.6
Add: Loss on extinguishment of debt	—	—	10.6	—
Add: Stock compensation charge on vesting of predecessor awards	—	—	9.5	—
Add: Stock compensation charge on IPO awards	12.3	—	22.0	—

Adjusted net income	$46.7	$28.9	$150.8	$104.0

Adjusted diluted earnings per share	$0.37	$0.23	$1.19	$0.82

Adjusted diluted shares outstanding (in millions) (1)	127.1	127.1	127.1	127.1

(1)

We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at December 31, 2007 to add back shares underlying an additional 7,468,530 restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. As of December 31, 2007, our adjusted diluted shares outstanding are 127.1 million, subject to increase to reflect our grant of additional awards in the future. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate pro forma adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards.

GAAP Reconciliation (continued)

The table below calculates Total Principal Transaction Revenue for the periods presented:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Principal transactions	$45.6	$46.7	$258.1	$238.2
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	51.1	33.8	59.6	12.7

Total Principal Transaction Revenue	$96.7	$80.5	$317.7	$250.9

The table below calculates the components of net interest income:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Net Interest generated from client funds and excess cash	$122.7	$76.3	$317.2	$213.5
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	51.1	33.8	59.6	12.7

Total Net Interest Income	$173.8	$110.1	$376.8	$226.2

The table below calculates Adjusted Employee Compensation and Benefits for the periods presented:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Employee compensation and benefits (excluding non-recurring IPO awards)	$228.9	$207.3	$696.4	$622.5
Less: Settlement and curtailment of U.S. pension plan	—	(12.1)	—	(26.2)

Adjusted Employee Compensation and Benefits	$228.9	$195.2	$696.4	$596.3

The table below calculates Adjusted Non-Compensation Expenses for the periods presented:

	For the three months ended December 31,		For the nine months ended December 31,
	2007	2006	2007	2006
	(dollars in millions)
Total other expenses	$353.0	$285.9	$1,128.3	$872.3
Less: Employee compensation and benefits (excluding non-recurring IPO awards)	(228.9)	(207.3)	(696.4)	(622.5)

Less: Employee compensation related to non-recurring IPO awards	(18.9)	—	(33.9)	—
Less: Refco integration costs	(0.4)	(2.5)	(2.4)	(18.3)
Less: IPO-related costs	(4.4)	(6.4)	(51.7)	(13.8)
Less: Legal settlements	(7.8)	—	(76.8)	(5.6)

Adjusted Non-Compensation Expenses	$92.6	$69.7	$267.2	$212.1